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EXHIBIT J-4

                    VERMONT YANKEE NUCLEAR POWER CORPORATION
            STATEMENT OF OPERATIONS AND CHANGES IN RETAINED EARNINGS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 (UNAUDITED)

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
Operating revenues                                                                                                   135,862,772
Operating expenses:
      Nuclear fuel expense                                                                                            12,502,585
      Other operating expense                                                                                         57,522,884
      Maintenance expense                                                                                             27,476,921
      Depreciation and amortization expense                                                                           11,003,281
      Decommissioning expense                                                                                          9,337,545
      Taxes on income                                                                                                  1,610,304
      Property and other taxes                                                                                         7,222,229
                                                                                                                     -----------
            Total operating expenses                                                                                 126,675,749
                                                                                                                     -----------
               Operating income                                                                                        9,187,023
                                                                                                                     -----------
Other income and (deductions):
      Net earnings on decommissioning trust                                                                           26,687,263
      Decommissioning expense                                                                                       (26,687,263)
      Interest                                                                                                         6,529,025
      Allowance for equity funds used during construction                                                                 78,786
      Taxes on other income                                                                                          (2,404,346)
      Other, net                                                                                                       (184,363)
                                                                                                                     -----------
               Total other income and deductions                                                                       4,019,102
                                                                                                                     -----------
                        Income before interest expense                                                                13,206,125
                                                                                                                     -----------
Interest expense:
      Series I First mortgage bonds                                                                                    3,324,767
      Spent fuel disposal fee obligation                                                                               4,011,328
      Credit agreement and other interest                                                                              1,457,645
      Allowance for borrowed funds used during construction                                                            (352,376)
                                                                                                                     -----------
               Total interest expense                                                                                  8,441,364
                                                                                                                     -----------
Net income                                                                                                             4,764,761
                                                                                                                     ===========

Retained earnings at beginning of period                                                                               1,223,174
Net income                                                                                                             4,764,761
Dividends declared                                                                                                     4,643,050
                                                                                                                     -----------
Retained earnings at end of period                                                                                     1,344,885
                                                                                                                     ===========

               Average number of common stock shares outstanding                                                         392,481
               Net income per average share of common stock outstanding                                                    12.14
               Dividends per average share of common stock outstanding                                                     11.83
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